Exhibit 99.4

CONSENT OF UBS SECURITIES LLC

We hereby consent to the inclusion of our opinion letter dated February 5, 2011 to the Board of Directors of SureWest Communications (“SureWest”) as Annex II to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of SureWest and Consolidated Communications Holdings, Inc. and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ UBS SECURITIES LLC

April 18, 2012